UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 8, 2021

DAWSON GEOPHYSICAL COMPANY

(Exact name of Registrant as specified in its charter)

texas	001-32472	74-2095844
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

508 West Wall, Suite 800

Midland, Texas 79701

(Address of principal executive offices) (Zip Code)

(432) 684-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act     (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act     (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DWSN	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On April 8, 2021, the Board of Directors of Dawson Geophysical Company (the “Company”) declared a dividend of one right (“Right”) for each outstanding share of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), to shareholders of record at the close of business on April 19, 2021. Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share (a “Fractional Share”) of Series A Junior Participating Preferred Stock, par value $1.00 per share (the “Preferred Stock”), at a purchase price of $12.50 per Fractional Share, subject to adjustment (the “Purchase Price”). The description and terms of the Rights are set forth in a Rights Agreement dated as of April 8, 2021, as it may from time to time be supplemented or amended (the “Rights Agreement”) between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent. The Rights Agreement will expire on April 7, 2022.

Initially, the Rights will be attached to all outstanding shares of Common Stock, and no separate certificates for the Rights (“Rights Certificates”) will be distributed. The Rights will separate from the Common Stock and a “Distribution Date” will occur, with certain exceptions, upon the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 10% (or 15% in the case of a “13G Investor,” as defined in the Rights Agreement) or more of the outstanding shares of Common Stock (the date of the announcement being the “Stock Acquisition Date”), or (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person’s becoming an Acquiring Person. In certain circumstances, the Distribution Date may be deferred by the Board of Directors. Certain inadvertent acquisitions will not result in a person’s becoming an Acquiring Person if the person promptly divests itself of sufficient Common Stock. If at the time of the adoption of the Rights Agreement, any person or group of affiliated or associated persons is the beneficial owner of 10% (or 15% in the case of a 13G Investor) or more of the outstanding shares of Common Stock, such person shall not become an Acquiring Person unless and until certain increases in such person's beneficial ownership occur or are deemed to occur. Until the Distribution Date, (a) the Rights will be evidenced by the Common Stock certificates or book-entry accounts, as applicable, and will be transferable only in connection with the transfer of the underlying shares of Common Stock, (b) new Common Stock certificates or book-entry accounts, as applicable, representing shares of Common Stock issued after the close of business on April 19, 2021 will contain a notation incorporating the Rights Agreement by reference and (c) the surrender for transfer of any Common Stock (whether certificated or in book-entry account) will also constitute the transfer of the Rights associated with the Common Stock underlying such certificate or book-entry account.

The definition of “Acquiring Person” contained in the Rights Agreement contains several exemptions.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on April 7, 2022, unless earlier redeemed or exchanged by the Company as described below.

Certain synthetic interests in securities created by derivative positions-whether or not such interests are considered to be ownership of the underlying Common Stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934-are treated as beneficial ownership of the number of shares of Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of Common Stock are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Agreement are excepted from such imputed beneficial ownership.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date or Rights will be credited to the book-entry accounts of holders of record of Common Stock as of the close of business on the Distribution Date. From and after the Distribution Date, the separate Rights Certificates or credits to the book-entry accounts, as applicable, alone will represent the Rights. All shares of Common Stock issued prior to the Distribution Date will be issued with Rights. Shares of Common Stock issued after the Distribution Date in connection with certain employee benefit plans or upon conversion of certain securities will be issued with Rights. Except as otherwise determined by the Board of Directors, no other shares of Common Stock issued after the Distribution Date will be issued with Rights.

In the event (a “Flip-In Event”) that a person becomes an Acquiring Person (except pursuant to a tender or exchange offer for all outstanding shares of Common Stock at a price and on terms that a majority of the directors of the Company who are not, and are not representatives, nominees, affiliates or associates of, an Acquiring Person or the person making the offer determines to be fair to and otherwise in the best interests of the Company and its shareholders (a “Permitted Offer”)), each holder of a Right will thereafter have the right to receive, upon exercise of such Right, a number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a Current Market Price (as defined in the Rights Agreement) equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of any Triggering Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by or transferred to an Acquiring Person (or by certain related parties) will be null and void in the circumstances set forth in the Rights Agreement. However, Rights are not exercisable following the occurrence of any Flip-In Event until such time as the Rights are no longer redeemable by the Company as set forth below.

In the event (a “Flip-Over Event”) that, at any time from and after the time an Acquiring Person becomes such, (i) the Company is acquired in a merger or other business combination transaction (other than certain mergers that follow a Permitted Offer), or (ii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights that are voided as set forth above) shall thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a Current Market Price equal to two times the exercise price of the Right. Flip-In Events and Flip-Over Events are collectively referred to as “Triggering Events.”

The number of outstanding Rights associated with a share of Common Stock, or the number of Fractional Shares of Preferred Stock issuable upon exercise of a Right and the Purchase Price, are subject to adjustment in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock occurring prior to the Distribution Date. The Purchase Price payable, and the number of Fractional Shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of certain transactions affecting the Preferred Stock.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Preferred Stock that are not integral multiples of a Fractional Share are required to be issued upon exercise of Rights and, in lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

At any time until ten days following the first date of public announcement of the occurrence of a Flip-In Event, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, payable, at the option of the Company, in cash, shares of Common Stock or such other consideration as the Board of Directors may determine. After a person becomes an Acquiring Person, the right of redemption is subject to certain limitations in the Rights Agreement. Immediately upon the effectiveness of the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price. The Rights Agreement does not prevent a shareholder from conducting a proxy contest to remove and replace the Board of Directors with directors who then vote to redeem the Rights, if such actions are taken prior to the time that such shareholder becomes an Acquiring Person.

At any time after the occurrence of a Flip-In Event and prior to a person’s becoming the beneficial owner of 50% or more of the shares of Common Stock then outstanding or the occurrence of a Flip-Over Event, the Company may exchange the Rights (other than Rights owned by an Acquiring Person or an affiliate or an associate of an Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, and/or other equity securities deemed to have the same value as one share of Common Stock, per Right, subject to adjustment.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

While the distribution of the Rights should not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for the common stock of the acquiring company as set forth above or are exchanged as provided in the preceding paragraph.

Any of the provisions of the Rights Agreement may be amended by the Board of Directors as long as the Rights are redeemable. Thereafter, the provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to lengthen the time period governing redemption shall be made at such time as the Rights are not redeemable.

The Rights will have certain anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire the Company without the approval of the Company’s Board of Directors. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire the Company even if such acquisition may be favorable to the interests of the Company’s stockholders. Because the Company’s Board of Directors can redeem the Rights, amend the Rights Agreement or approve a Permitted Offer, the Rights should not interfere with a merger or other business combination approved by the Board of Directors of the Company.

The foregoing description of the Rights and the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in the Company’s press release dated April 8, 2021, included herewith as Exhibit 99.1, is incorporated by reference to this Current Report on Form 8-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Rights Agreement, the Company has submitted for filing a Statement of Resolutions Establishing Series of Shares with respect to the Series A Junior Participating Preferred Stock setting forth the terms of the Preferred Stock issuable upon exercise of the Rights. Such Statement of Resolutions Establishing Series of Shares has been filed with the Securities and Exchange Commission as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT
NUMBER		DESCRIPTION
3.1	—	Statement of Resolutions Establishing Series of Shares designated Series A Junior Participating Preferred Stock of Dawson Geophysical Company.

4.1	—	Rights Agreement, dated as of April 8, 2021 between Dawson Geophysical Company and American Stock Transfer & Trust Company, LLC, as Rights Agent.

99.1	—	Press release dated April 8, 2021.

104	—	Cover Page Interactive Data File, formatted in Inline XBRL, and included as Exhibit 101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY

Date: April 8, 2021	By:	/s/ Stephen C. Jumper
Stephen C. Jumper
Chairman of the Board of Directors, President and Chief Executive Officer